SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2003

ENGELHARD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8142	22-1586002

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Wood Avenue, Iselin, New Jersey		08830

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (732) 205-5000

Item 12. Results of Operations and Financial Condition.

On October 23, 2003, Engelhard Corporation (the “Company”) issued a press release announcing its earnings for its third quarter of fiscal year 2003. A copy of the release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 12, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 23, 2003	ENGELHARD CORPORATION (Registrant) By: /s/ Michael A. Sperduto —————————————— Michael A. Sperduto Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 23, 2003, relating to Engelhard Corporation's earnings release for the third quarter of 2003.

EXHIBIT (99.1)

Contact
News	Ted Lowen
(Media)
732-205-6360

Peter Martin
(Investor Relations)
732-205-6106
Ref. #C1379

Engelhard Corporation
101 Wood Avenue
P.O. Box 770
Iselin, NJ 08830-0770

For immediate release

ENGELHARD THIRD-QUARTER RESULTS
IN LINE WITH EXPECTATIONS

ISELIN, NJ, October 23, 2003 – Engelhard Corporation (NYSE: EC) today reported net earnings for the third quarter ended September 30 of $59.8 million, or 47 cents per share on a diluted basis, compared with $2.9 million, or two cents per share for the same period a year ago. The year-ago quarter included a charge for an equity investment impairment amounting to $57.7 million, or 44 cents per share. The current quarter’s results were in line with the current range of estimates.

        Third quarter sales were $915 million compared with $859 million a year ago.

        “We’re pleased that the strength from new technology coupled with a passion for productivity once again enabled us to deliver results in line with estimates without the benefit of significant economic recovery,” said Barry W. Perry, chairman and chief executive officer. “In addition, we’re using our strong cash flow to further support return to shareholders through an increase in the dividend, additional share buyback and acceleration of payment to our pension fund.

        “Our core industrial end markets are not yet reflecting an economic recovery,” Mr. Perry said. “However, we expect to sustain modest earnings growth and strong cash flow through next year without relying on a significant rebound across these markets.”

Third-Quarter Operating Results

        Operating earnings from Environmental Technologies increased 54% to $31 million. Sales rose 28% to $202 million. The significant earnings increase resulted from a combination of solid results from mobile environmental markets plus the absence of costs in the year-ago quarter related to rework for power-generation applications. Higher pass-through cost of substrates to mobile markets plus the favorable effects of foreign exchange accounted for slightly less than half the sales increase.

        Operating earnings from Process Technologies rose 15% to $25 million while sales increased 14% to $144 million. Increased demand for certain petroleum refining, petrochemical and polyolefin catalysts contributed to the earnings increase, along with benefits from productivity programs and foreign exchange. Partly offsetting these results were higher energy costs.

        Operating earnings from Appearance and Performance Technologies declined 33% to $18 million, while sales were down 3% to $166 million. Lower volumes of minerals-based products sold to paper and certain other industrial end markets and higher energy costs accounted for the declines.

        Operating earnings from Materials Services declined to $1 million, as expected, compared with $8 million earned in the year-ago quarter. Sales increased 1% to $385 million. Weak industrial demand for certain platinum group metals and lower recycling service results continue to impact this segment.

        Engelhard Corporation is a surface and materials science company that develops technologies to improve customers’ products and processes. A Fortune 500 company, Engelhard is a world-leading provider of technologies for environmental, process, appearance and performance applications. For more information, visit Engelhard on the Internet at www.engelhard.com.

        Forward-looking statements: This document contains forward-looking statements in management’s comments. There are a number of factors that could cause Engelhard’s actual results to vary materially from those projected in the forward-looking statements. For a more thorough discussion of these factors, please refer to page 26 of Engelhard’s 2002 Form 10-K, dated March 25, 2003.

ENGELHARD CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Thousands, except per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2003	2002	2003	2002

Net sales	$915,373	$858,574	$2,675,170	$2,842,709
Cost of sales	761,234	702,820	2,208,573	2,349,107

Gross profit	154,139	155,754	466,597	493,602
Selling, administrative and other expenses	88,038	78,814	268,607	262,225
Special credit, net	—	—	(11,978)	(7,862)

Operating earnings	66,101	76,940	209,968	239,239
Equity in earnings of affiliates	14,517	3,870	27,694	11,940
Equity investment impairment	—	(57,704)	—	(57,704)
Loss on investments	—	—	—	(6,659)
Interest expense, net	(5,510)	(5,980)	(15,820)	(19,768)

Earnings before income taxes	75,108	17,126	221,842	167,048
Income tax expense	15,275	14,213	49,039	51,693

Net earnings before cumulative effect of a change
in accounting principle, net of tax	59,833	2,913	172,803	115,355
Cumulative effect of a change in accounting
principle, net of tax of $1,390	—	—	(2,269)	—

Net earnings	$59,833	$2,913	$170,534	$115,355

Earnings per share – basic:
Earnings before cumulative effect of a change in
accounting principle	$0.48	$0.02	$1.38	$0.90
Cumulative effect of a change in accounting
principle, net of tax	—	—	(0.02)	—

Earnings per share – basic	$0.48	$0.02	$1.36	$0.90

Earnings per share – diluted:
Earnings before cumulative effect of a change in
accounting principle	$0.47	$0.02	$1.36	$0.88
Cumulative effect of a change in accounting
principle, net of tax	—	—	(0.02)	—

Earnings per share – diluted	$0.47	$0.02	$1.34	$0.88

Cash dividends paid per share	$0.10	$0.10	$0.30	$0.30

Average number of shares outstanding – basic	124,683	127,732	125,601	128,407

Average number of shares outstanding – diluted	126,877	129,839	127,320	130,966

Actual number of shares outstanding at end of period	125,581	127,905	125,581	127,905

Had compensation cost for Engelhard’s stock option plans been determined based on the fair value at grant date consistent with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation,” as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure,” (assuming SFAS No. 123 was adopted on its effective date of October 1995), Engelhard would have reported net earnings and diluted earnings per share as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,

Pro forma information (in millions, except per share data)	2003	2002	2003	2002

Net earnings – as reported	$59.8	$2.9	$170.5	$115.4
Net earnings – pro forma	58.4	1.4	166.3	110.8
Diluted earnings per share – as reported	0.47	0.02	1.34	0.88
Diluted earnings per share – pro forma	0.46	0.01	1.31	0.85

ENGELHARD CORPORATION BUSINESS SEGMENT INFORMATION (Thousands) (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,

	2003	2002	Change	2003		2002		Change

Net Sales
Environmental Technologies	$202,225	$158,197	28%	$624,918		$493,202		27%
Process Technologies	143,568	125,635	14%	401,921		377,487		6%
Appearance and Performance Technologies	166,089	171,882	-3%	500,475		494,884		1%

Technology segments	511,882	455,714	12%	1,527,314		1,365,573		12%
Materials Services	385,308	382,080	1%	1,108,750		1,438,373		-23%
All other	18,183	20,780	-12%	39,106		38,763		1%

Total net sales	$915,373	$858,574	7%	$2,675,170		$2,842,709		-6%

Operating Earnings

Environmental Technologies	$30,980	$20,103	54%	$87,046	(A)	$87,747	(E)	-1%
Process Technologies	24,629	21,339	15%	62,720	(B)	61,380		2%
Appearance and Performance Technologies	18,009	27,045	-33%	55,205	(C)	66,896		-17%

Technology segments	73,618	68,487	7%	204,971		216,023		-5%
Materials Services	1,295	8,288	-84%	8,779		45,711	(F)	-81%
All other	(8,812)	165	-5441%	(3,782	)(D)	(22,495)		83%

Total operating earnings	66,101	76,940	-14%	209,968		239,239		-12%
Equity in earnings of affiliates	14,517	3,870	275%	27,694		11,940		132%
Equity investment impairment	—	(57,704)	—	—		(57,704)		—
Loss on investments	—	—	—	—		(6,659)		—
Interest expense, net	(5,510)	(5,980)	-8%		(15,820)	(19,768)		-20%

Earnings before income taxes	75,108	17,126	339%	221,842		167,048		33%
Income tax expense	15,275	14,213	7%	49,039		51,693		-5%

Net earnings before cumulative effect
of a change in accounting
principle, net of tax	59,833	2,913	1954%	172,803		115,355		50%
Cumulative effect of a change in
accounting principle, net of tax of
$1,390	—	—	—		(2,269)	—		—

Net earnings	$59,833	$2,913	1954%	$170,534		$115,355		48%

(A) – Includes a restructuring charge of $5.3 million ($3.5 million after tax or $0.03 per share) in 2003.

(B) – Includes a restructuring charge of $2.6 million ($1.6 million after tax or $0.01 per share) in 2003.

(C) – Includes a charge of $7.8 million ($4.8 million after tax or $0.04 per share) in 2003 related to lease commitments for idle facilities.

(D) – Includes a royalty settlement gain of $28.4 million ($17.6 million after tax or $0.14 per share)
          and a Corporate restructuring charge of $0.8 million ($0.5 million after tax or less than $0.01 per share) in 2003.

(E) – Includes a restructuring charge of $3.1 million ($1.9 million after tax or $0.01 per share) in 2002.

(F) – Includes an insurance settlement gain of $11.0 million ($6.8 million after tax or $0.05 per share) in 2002.

Note: All of the above per-share amounts are presented as diluted earnings per share.

ENGELHARD CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Thousands) (Unaudited)

	September 30, 2003	December 31, 2002

Cash	$79,377	$48,246
Receivables, net	345,758	380,270
Committed metal positions	311,610	615,441
Inventories	438,661	427,162
Other current assets	102,537	94,922

Total current assets	1,277,943	1,566,041
Investments	141,166	136,804
Property, plant and equipment, net	855,414	860,475
Goodwill	273,691	272,353
Other intangible and noncurrent assets	195,192	185,041

Total assets	$2,743,406	$3,020,714

Short-term borrowings	$86,469	$348,749
Accounts payable	208,387	225,045
Hedged metal obligations	274,658	537,243
Other current liabilities	274,401	275,250

Total current liabilities	843,915	1,386,287
Long-term debt	392,402	247,805
Other noncurrent liabilities	310,787	309,455
Shareholders’ equity	1,196,302	1,077,167

Total liabilities and shareholders’ equity	$2,743,406	$3,020,714

ENGELHARD CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Thousands) (Unaudited)

	Nine Months Ended September 30,

	2003	2002

Cash flows from operating activities
Net earnings	$170,534	$115,355
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and depletion	93,261	79,303
Amortization of intangible assets	2,479	2,153
Loss on investments	—	6,659
Equity results, net of dividends	(8,347)	(8,187)
Equity investment impairment	—	57,704
Net change in assets and liabilities:
Materials Services related	295,995	(20,952)
All other	(14,448)	(18,639)

Net cash provided by operating activities	539,474	213,396

Cash flows from investing activities
Capital expenditures	(68,080)	(68,777)
Proceeds from investments	7,531	—
Acquisitions and other investments	—	(2,800)

Net cash used in investing activities	(60,549)	(71,577)

Cash flows from financing activities
(Decrease)/increase in short-term borrowings	(262,280)	18,361
(Decrease)/increase in hedged metal obligations	(241,345)	1,329
Repayment of long-term debt	(184)	(148)
Proceeds from issuance of long-term debt	147,842	—
Purchase of treasury stock	(84,517)	(125,788)
Cash from exercise of stock options	23,293	46,471
Dividends paid	(37,823)	(38,716)

Net cash used in financing activities	(455,014)	(98,491)
Effect of exchange rate changes on cash	7,220	5,498

Net increase in cash	31,131	48,826
Cash at beginning of year	48,246	33,034

Cash at end of period	$79,377	$81,860